                                                                       EXHIBIT 8



                 [LETTER OF ORRICK, HERRINGTON & SUTCLIFFE LLP]



                                 March 26, 1998



Caterpillar Financial Services Corporation
3322 West End Avenue
Nashville, Tennessee  37203-0983

          Re:  Caterpillar Financial Services Corporation
               Registration Statement on Form S-3


Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed on February 27, 1998 with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $3,000,000,000 aggregate principal amount of Debt Securities (the "Debt Securities") of Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), and the Prospectus dated March 10, 1998 and the Prospectus Supplement dated March 26, 1998 (the "Prospectus Supplement") in the form to be filed with the Commission pursuant to its Rule 424(b).

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.
Based on such examination, we are of the opinion that the information set forth under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement correctly describes certain United States federal income tax consequences of the ownership of Debt Securities as of the date hereof.

          Our opinion is limited to the tax matters specifically covered under the heading "Certain United States Federal Income Tax Consequences" in the Prospectus Supplement, and we have not been asked to address, nor have we addressed, any other tax matters.

          We hereby consent to the reference to our name and our opinion under the heading "Certain United States Federal Income

Caterpillar Financial Services Corporation
March 26, 1998
Page 2



Tax Consequences" in the Prospectus Supplement and the filing of this opinion as an exhibit to the Registration Statement.

                          Very truly yours,

                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
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                          ORRICK, HERRINGTON & SUTCLIFFE LLP